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                      SARA LEE CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES   EXHIBIT 12.1
                           (in millions except ratios)




                                                         Twenty-Six Weeks Ended
                                                       -------------------------
                                                         Dec. 28,      Dec. 30,
                                                           1996          1995
                                                       -----------   -----------

Fixed charges:

 Interest expense                                       $     108     $     119

 Interest portion of rental expense                            33            36
                                                       -----------   -----------

 Total fixed charges before capitalized interest              141           155

 Capitalized interest                                           5             6
                                                       -----------   -----------

   Total fixed charges                                  $     146     $     161
                                                       -----------   -----------
                                                       -----------   -----------



Earnings available for fixed charges:

 Income before income taxes                             $     770     $     711

 Less undistributed income in minority owned companies         (4)           (3)

 Add minority interest in majority-owned subsidiaries          15            19

 Add amortization of capitalized interest                      12            11

 Add fixed charges before capitalized interest                141           155
                                                       -----------   -----------

  Total earnings available for fixed charges            $     934     $     893
                                                       -----------   -----------
                                                       -----------   -----------

Ratio of earnings to fixed charges                            6.4           5.5
                                                       -----------   -----------
                                                       -----------   -----------


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